EYETEL IMAGING, INC.

AMENDMENT NO. 3 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

AMENDMENT NO. 3 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”), dated as of September 5, 2007, by and among EyeTel Imaging, Inc., a Delaware corporation (the “Company”), and the other persons and entities listed on the signature pages hereto (the “Existing Investors”), amending that certain Amended and Restated Investor Rights Agreement, dated as of January 14, 2004, as previously amended on February 8, 2006 and May 1, 2007 (the “Investor Rights Agreement”), by and among the Company and each of the persons and entities listed on the signature pages thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

WHEREAS, the Company and the Existing Investors desire to modify the definition of “Registrable Securities” in the Investor Rights Agreement as set forth herein;

WHEREAS, the Company and the Existing Investors desire to modify Section 3 of the Investor Rights Agreement to exclude the Company’s Initial Public Offering from the registrations giving rise to piggyback registration rights pursuant thereto; and

WHEREAS, the Company and the Existing Investors desire to modify Section 5.4 of the Investor Rights Agreement in connection with certain registration rights granted to the representative to the underwriters of the Company’s Initial Public Offering pursuant to that certain warrant to purchase Common Stock granted to the Underwriter Representative in connection with the Initial Public Offering; and

WHEREAS, the Existing Investors desire to approve and ratify certain registration rights agreements entered into and to be entered into by the Company; and

WHEREAS, the Investor Rights Agreement may be amended (other than in respect of certain rights under Sections 11.1.3 and 11.3 and so long as no Holder is treated any differently than any other Holder) with the written consent of the Company and Investors holding a majority of the outstanding Registrable Securities; and

WHEREAS, the Existing Investors constitute Investors holding a majority of the outstanding Registrable Securities.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Definitions.

(a) The following definitions are added to Section 1 of the Investor Rights Agreement:

“‘Representative’s Warrant’ means that certain Warrant to purchase Common Stock to be issued by the Company to the Underwriter Representative in connection with the closing of the Company’s Initial Public Offering.”

“‘Underwriter Representative’ means Maxim Group LLC or its successors or assigns under the Representative’s Warrant.”

(b) The definition of “Registrable Securities” set forth in Section 1.18 of the Investor Rights Agreement is amended and restated to read in its entirety as follows:

“‘Registrable Securities’ means (i) any Common Stock issued or issuable upon conversion of the Series B Preferred Stock (or upon the conversion or exercise of any other securities of the Company convertible into or exercisable for Common Stock) and held by a Holder, and (ii) any Common Stock or other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case held by any party to this Agreement. The Registrable Securities of any Holder shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities shall have been distributed to the public pursuant to Rule 144; or (iii) such securities may be sold by such Holder and all of its Affiliates without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or (iv) such securities may be sold by such Holder and all of its Affiliates without registration under the Securities Act pursuant to Rule 144 under the Securities Act and such Holder and all of its Affiliates collectively own less than 1% of the Company’s outstanding Common Stock. For purposes of this Agreement, the number of shares of Registrable Securities outstanding at any time shall be determined by adding the number of shares of Common Stock or other securities outstanding which are, and the maximum number of shares of Common Stock or other securities issuable pursuant to then convertible securities which upon issuance would be, Registrable Securities. Notwithstanding the foregoing, Lighthouse Warrant Common Stock shall be excluded from the preceding definition of Registrable Securities solely for the purposes of the demand registration provision of Section 2.1 of this Agreement.”

2. Section 3.1. Section 3.1 of the Investor Rights Agreement is amended and restated to read in its entirety as follows:

“3.1. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, stock option or other employee benefit plans or the Company’s Initial Public Offering.”

3. Cutbacks. Section 5.4 of the Investor Rights Agreement is amended and restated to read in its entirety as follows:

“5.4. Cutbacks.

5.4.1. Section 2 Cutbacks. If the managing underwriter advises the Company that the number of shares to be included in a registration pursuant to Section 2 should be limited due to market conditions or otherwise, (i) all shares other than Registrable Securities of the Holders shall first be excluded, and (ii) thereafter, if additional shares must be excluded from such registration, all Holders of Registrable Securities shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such Holders.

5.4.2. Section 3 Cutbacks. If the managing underwriter advises the Company that the number of shares to be included in a registration pursuant to Section 3 should be limited due to market conditions or otherwise.

(a) if the registration was initiated by the Company, (i) all shares held by shareholders of the Company other than Holders of Registrable Securities and other than the Underwriter Representative shall first be excluded, (ii) next, if additional shares must be excluded from such registration, all Holders of Registrable Securities and the Underwriter Representative shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such Holders and (iii) thereafter, if additional shares must be excluded from such registration, shares to be issued by the Company shall be excluded; provided, however, that no exclusion provided for herein shall reduce the amount of Registrable Securities to be included in such registration to an amount that is less than twenty-five (25) percent of the total amount of shares to be included in such registration, unless in connection with the Initial Public Offering;

(b) if the registration was initiated by shareholders of the Company other than Holders of Registrable Securities, (i) shares to be issued by the Company shall first be excluded, (ii) next, if additional shares must be excluded from such registration, all Holders of Registrable Securities shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such holders, and (iii) thereafter, if additional shares must be excluded from such registration, shares to be registered by shareholders of the Company other than Holders of Registrable Securities shall be excluded pro rata based on the number of shares to be determined or as agreed by such other shareholders among themselves.”

4. Ratification of Registration Rights Agreements. In accordance with Section 9 of the Investor Rights Agreement, the Existing Investors hereby approve and ratify in all respects:

(a) the Registration Rights Agreement Side Letter, dated as of April 26, 2007, by and between the Company and Second City Capital Partners I, L.P.;

(b) the Registration Rights Agreement Side Letter, dated as of April 26, 2007, by and between the Company and Gibralt Capital Corporation;

(c) the registration rights side letters to be entered into by and between the Company and Bank Leumi LE-Israel (Schweiz), Michelle and Shai Stern, Egatniv, LLC and RL Capital Partners, LP, granting each such investor “piggyback” registration rights on terms and conditions substantially similar to those set forth in the Registration Rights Agreement Side Letters approved and ratified pursuant to paragraphs (a) and (b) of this Section 4; and

(d) the Representative’s Warrant.

5. Ratification; References. Except as otherwise modified by this Amendment, the provisions of the Investor Rights Agreement shall continue to be and remain in full force and effect, and any reference thereto shall hereafter mean the Investor Rights Agreement, as amended hereby.

6. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile). Each such counterpart shall be deemed an original, and all of such counterparts together shall be one instrument.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among New York residents entered into and performed entirely within New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Amended and Restated Investor Rights Agreement to be executed as of the date first set forth above.

EYETEL IMAGING, INC.

By: /s/ John C. Garbarino
Print Name: John C. Garbarino
Title: President and Chief Executive Officer

BAIN CAPITAL VENTURE FUND 2001, LP

By: Bain Capital Venture Partners, LP, its
General Partner
By: Bain Capital Venture Investors, LLC,
its General Partner

By: /s/ James J. Nahirny
Name: James J. Nahirny
Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND,
L.P.

By: Brookside Capital Investors, L.P., its
General Partner
By: Brookside Capital Management, LLC,
its General Partner
By: /s/ William Pappendick
Name: William Pappendick
Title: Managing Director

BCIP ASSOCIATES III, LLC

By: BCIP Associates III, its
sole member and manager
By: Bain Capital Investors, LLC,
their Managing Partner

By: /s/ James J. Nahirny
Name: James J. Nahirny
Title: Managing Director

RGIP, LLC

By: /s/ Alfred O. Rose
Name: Alfred O. Rose
Title: Managing Member

RADIUS VENTURE PARTNERS II, LP

By: Radius Venture Partners II, LLC, its
General Partner

By: /s/ Daniel C. Lubin
Name: Daniel C. Lubin
Title: Managing Member